UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): December 31, 2015

DELTA APPAREL, INC.
(Exact name of registrant as specified in its charter)

Georgia
(State or Other Jurisdiction of Incorporation)

1-15583		58-2508794
(Commission File Number)		(IRS Employer Identification No.)

322 South Main Street, Greenville, South Carolina		29601
(Address of principal executive offices)		(Zip Code)

(864) 232-5200
(Registrant's Telephone Number Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 31, 2015, Delta Apparel, Inc. (the "Company") entered into Employment and Non-Solicitation Agreements (each an "Agreement") with Deborah H. Merrill, the Company's Chief Financial Officer and President, Delta Basics, and Martha M. Watson, the Company's Vice President and Chief Human Resources Officer. The Agreements replace and supersede any prior employment agreements between the Company and each executive officer.

Unless earlier terminated in accordance with its terms, Ms. Merrill's Agreement will continue until December 31, 2018, and Ms. Merrill will receive an annual base salary of not less than $425,000 that will be reviewed annually and subject to upward adjustment by the Company's Chief Executive Officer and approval by the Compensation Committee of the Company's Board of Directors.

Ms. Merrill's Agreement entitles her to participate in the Company's Short-Term Incentive Compensation Plan, to receive such fringe benefits as are provided to executives in comparable positions at the Company, and to receive such other benefits as are customarily available to executives of the Company, including, without limitation, vacations and life, medical and disability insurance.

If Ms. Merrill passes away during the term of her Agreement, the Company will continue to pay the base salary in effect at the time of death to her estate for six months. If Ms. Merrill becomes disabled (as defined in the Agreement) during the term of her Agreement and the Company terminates her employment, she will continue to receive base salary and benefits for a period of six months from the date of termination.

The Company may terminate Ms. Merrill's employment with or without cause upon written notice, and Ms. Merrill may terminate employment with the Company upon 60 days' prior written notice. If the Company terminates Ms. Merrill's employment without Cause (as defined in the Agreement) or Ms. Merrill terminates employment as a result of an uncured material breach of the Agreement by the Company, and in each case no Change of Control (as defined in the Agreement) has occurred, Ms. Merrill is entitled to receive an amount equal to her annual base salary and the cash incentive compensation she received for the most recent fiscal year prior to her termination, and, to the extent permitted under Internal Revenue Code ("IRC") Section 409A, group life and disability coverage and Company-funded medical insurance under COBRA (less the amounts active employees are required to pay for medical insurance) for 12 months. Ms. Merrill's receipt of these amounts and benefits is conditioned upon her execution of a release meeting specified criteria.

If within one year after a Change of Control (as defined in the Agreement), Ms. Merrill terminates employment for Good Reason (as defined in the Agreement) or the Company terminates Ms. Merrill's employment for any reason other than Cause (as defined in the Agreement), death or disability, Ms. Merrill is entitled to receive a lump-sum amount equal to her annual base salary as of the date of termination and the cash incentive compensation she received for the most recent fiscal year prior to her termination. The Company will also provide out-placement assistance and continued coverage under the Company's various welfare and benefit plans in effect at the time of termination for 12 months. The foregoing termination payments are subject to reduction to avoid constituting an "excess parachute payment" under IRC Section 280G and Ms. Merrill's Agreement conditions the receipt of these amounts and benefits upon her execution of a release meeting specified criteria.

During the term of Ms. Merrill's Agreement and for a period of one year after expiration of Ms. Merrill's Agreement or termination of her employment, Ms. Merrill is subject to non-competition and non-solicitation restrictions. Ms. Merrill's Agreement also restricts her from disparaging the Company and from disclosing the Company's confidential information.

Unless earlier terminated in accordance with its terms, Ms. Watson's Agreement will continue until March 31, 2017, and Ms. Watson will receive an annual base salary of not less than $295,000. Ms. Watson's Agreement provides that she will serve as the Company's Vice President and Chief Human Resources Officer until October 1, 2016, after which time Ms. Watson will serve in an advisory role and perform duties as assigned by the Company's Chief Executive Officer.

Ms. Watson's Agreement provides that she is entitled to participate in the Company's Short-Term Incentive Compensation Plan for the Company's fiscal year ending October 1, 2016, to receive such fringe benefits as are provided to executives in comparable positions at the Company, and to receive such other benefits as are customarily available to executives of the Company, including, without limitation, vacations and life, medical and disability insurance.

If Ms. Watson passes away during the term of her Agreement, the Company will continue to pay the base salary in effect at the time of death to her estate for six months. If Ms. Watson becomes disabled (as defined in the Agreement) during the term of her Agreement and the Company terminates her employment, she will continue to receive base salary and benefits for a period of six months from the date of termination.

The Company may terminate Ms. Watson's employment with or without cause upon written notice, and Ms. Watson may terminate employment with the Company upon 60 days' prior written notice. If the Company terminates Ms. Watson's employment without Cause (as defined in the Agreement) or Ms. Watson terminates employment as a result of an uncured material breach of the Agreement by the Company, and in each case no Change of Control (as defined in the Agreement) has occurred, Ms. Watson is entitled to receive: (i) an amount equal to the pro-rata portion of her annual base salary otherwise payable had she remained employed from the date of termination through March 31, 2017, an additional amount equal to one-half of her annual base salary, and, if such termination occurs before the date that the Company files its Annual Report on Form 10-K with the United States Securities and Exchange Commission for the Company's fiscal year ending October 1, 2016 (the "2016 Form 10-K"), an amount equal to the cash incentive compensation she received for the most recent fiscal year prior to her termination; and (ii) to the extent permitted under IRC Section 409A, group life and disability coverage and Company-funded medical insurance under COBRA (less the amounts active employees are required to pay for medical insurance) through September 30, 2017. Ms. Watson's receipt of these amounts and benefits is conditioned upon her execution of a release meeting specified criteria.

If within one year after a Change of Control (as defined in the Agreement), Ms. Watson terminates employment for Good Reason (as defined in the Agreement) or the Company terminates Ms. Watson's employment for any reason other than Cause (as defined in the Agreement), death, disability or the expiration of the term of her Agreement, Ms. Watson is entitled to receive a lump-sum amount equal to the pro-rata portion of her annual base salary otherwise payable had Ms. Watson remained employed from the date of termination through March 31, 2017, one-half of her annual base salary, and, if such termination occurs before the date that the Company files its 2016 Form 10-K, the cash incentive compensation she received for the most recent fiscal year prior to her termination. The Company will also provide out-placement assistance and continued coverage under the Company's various welfare and benefit plans in effect at the time of termination through September 30, 2017. The foregoing termination payments are subject to reduction to avoid constituting an "excess parachute payment" under IRC Section 280G and Ms. Watson's Agreement conditions the receipt of these amounts and benefits upon her execution of a release meeting specified criteria.

Ms. Watson's Agreement provides that her employment will terminate upon the March 31, 2017, expiration of its term and, in such event, Ms. Watson will be entitled to an amount equal to one-half of her annual base salary and, to the extent permitted under IRC Section 409A, group life and disability coverage and Company-funded medical insurance under COBRA (less the amounts active employees are required to pay for medical insurance) through September 30, 2017. Ms. Watson's receipt of these amounts and benefits is conditioned upon her execution of a release meeting specified criteria.

During the term of Ms. Watson's Agreement and in certain circumstances, for a period of four months after the expiration of her Agreement or the termination of her employment, Ms. Watson is subject to non-competition restrictions. During the term of Ms. Watson's Agreement and for a period of one year after expiration of her Agreement or termination of her employment, Ms. Watson is subject to non-solicitation restrictions. Ms. Watson's Agreement also restricts her from disparaging the Company and from disclosing the Company's confidential information.

The foregoing summary of the Agreements is qualified in its entirety by reference to the text of the Agreements, which are filed herewith as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and which are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth above under Item 1.01 is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Employment and Non-Solicitation Agreement dated December 31, 2015, between Delta Apparel, Inc. and Deborah H. Merrill.
10.2	Employment and Non-Solicitation Agreement dated December 31, 2015, between Delta Apparel, Inc. and Martha M. Watson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA APPAREL, INC.

Date:	January 7, 2016	/s/ Justin M. Grow
Justin M. Grow
General Counsel & Corporate Secretary